Exhibit (14)(a)


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State Street Research Funds
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                                                                 IRA Application

                                  Please use a pen and print in CAPITAL LETTERS.

1         What Type of IRA?
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(Check only one box to specify the type of IRA you are establishing. If appropriate, please also indicate the type of transaction you are making.)

[ ] TRADITIONAL IRA (Check one box)

    o Annual Contributions of up to $2,000 (or total compensation, if less). Indicate year and amount:

      Contribution for [ ] current tax year [ ]  prior tax year   Amount: $[   ]

    o Rollover of a withdrawal from another IRA within the past 60 days.

    o Direct transfer* from another IRA. (Use a Traditional IRA for a rollover or direct transfer if the other IRA contains only annual contributions, not rollover or direct rollover amounts from an employer plan or 403(b)).

[ ] ROLLOVER IRA (Contributions should come from one of the following)

    o Rollover of an eligible rollover distribution from an employer-sponsored retirement plan. A check should be attached to this application.

    o Direct rollover from an employer-sponsored retirement plan. A Transfer of Assets Request Form should be returned with this application.

    o Direct transfer or rollover from an existing IRA containing money previously from an employer-sponsored retirement plan. A Transfer of Assets Request Form should be returned with this application.

[ ] ROTH IRA  (Check one box)

    [ ] Annual Contributions of up to $2,000 (or total compensation, if less).

        Contribution for 1998 in the amount of $ [              ]

    [ ] Conversion of a State Street Research Traditional IRA to a State Street
        Research Roth IRA:

        State Street Research IRA Account No: [                 ]

        Amount converted: [ ] Full Balance [ ] Part ($____________________ OR _____________%)

    [ ] Transfer* or Rollover of Traditional IRA with another trustee/custodian to a State Street Research Roth IRA.

    Under IRS rules, you must establish separate Roth IRAs for annual contributions and for conversion/rollover/transfer of amounts from a Traditional IRA in any particular calendar year. The taxable amount converted from a Traditional IRA is considered taxable income to you in the year of the conversion. For conversions completed during 1998, the additional taxable income is spread over the four-year period beginning in 1998 and ending in 2001.

2         Your Name and Address
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(Use separate application for Traditional IRA or Roth IRA for spouse)

[ ][ ][ ][ ][ ][ ][ ][ ]         [ ]        [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
First name                      Middle      Last name

[ ][ ][ ][ ][ ]        [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]
Street number          Street name

[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]   [ ][ ]         [ ][ ][ ][ ][ ]
City                                         State          Zip

[ ][ ][ ]-[ ][ ][ ]-[ ][ ][ ][ ]      [ ][ ][ ]-[ ][ ][ ]-[ ][ ][ ][ ]
Daytime phone number                  Evening phone number

[ ][ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]      [  ]-[ ][ ]-[ ][ ][ ][ ]
Social Security number                Date of birth (month/day/year)

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State Street Research Funds
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3         Which Funds Have You Selected?
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o Choose one share class for each fund. Generally, the minimum investment is
  $2,000 per account.

         Name                                 Amount You Are Investing                            Share Class
                                                                                                 A     B     C
[ ]     Aurora*                    $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Capital                    $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Emerging Growth            $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Equity Income**            $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Equity Investment          $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Global Resources           $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Government Income          $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Growth                     $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     High Income                $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     International Equity       $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Investment Trust           $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Legacy                     $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Managed Assets             $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Money Market               $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    Class E only

[ ]     Strategic Income           $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]

[ ]     Other ______________       $[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  or [ ] %    [ ]   [ ]   [ ]
              name of fund

*Check with your financial adviser to find out about the current availability of this Fund. **Pending name change to State Street Research Alpha Fund.

If a check is enclosed, make it payable to "State Street Bank and Trust Company, Trustee." (Please add $10 for the first year's trustee fee otherwise, the fee will be deducted from your account at year end.)

4          Options for Reducing Sales Charges
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[ ] I wish to apply for reduced Class A sales charges through:

    [ ] Right of Accumulation

When calculating my sales charges for this investment, please include the assets in the following accounts owned by me, my family members or other eligible persons:

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number


[ ] Letter of Intent

I plan to invest, without obligation, a total of at least the following amount in eligible mutual funds over the next 13 months:

[ ] $100,000 [ ] $250,000 [ ] $500,000 [ ] $1 million

[ ] Please include investments made within the past 90 days in these accounts

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number

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State Street Research Funds
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5         Telephone Exchange Privilege
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o Note:  You automatically receive this privilege unless you decline it.

o See terms and conditions for telephone exchange requests in current prospectus(es).

o Telephone Exchange Privilege Allows you or your dealer to request exchanges into other State Street Research funds (and assumes you have read the relevant prospectuses).

  I DO NOT want this privilege on my account  [                               ]
                                                 Initial here



6         Transfers From Your Bank
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*  Convenient services to help you buy fund shares.

*  Be sure to attach a deposit slip or voided, unsigned check.



[ ] I would like to request one or more of the following services:

    [ ] Investamatic

        Allows you to make periodic investments into the State Street Research fund of your choice. I authorize automatic withdrawals from the bank account specified on this page. I request these withdrawals to occur

    [ ] every month, on the [ ] 5th of the month.

    [ ] every quarter,      [ ] 20th of the month.

                            [ ] 5th and 20th of the month.


$ [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]
Investment amount ($50 minimum)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Fund name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number (if existing account)

$ [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]
Investment amount ($50 minimum)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Fund name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Account number (if existing account)

   [ ] EZ Trader
       Allows you to move money at any time from your bank account to your fund account by calling State Street Research. NOTE: Your bank must be a member of the Automated Clearing House (ACH) system.

[ ] Bank Account Information. Please establish the service(s) between my fund account and my:

    [ ] Checking account (voided, unsigned check attached)

    [ ] Now / money market / savings account (deposit slip attached)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Bank name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Bank address

[ ] [ ] [ ] [ ] [ ]
City

[ ] [ ]           [ ] [ ] [ ] [ ] [ ]
State             Zip

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Bank routing number

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Bank account number

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
First name of bank account holder, exactly as on bank statements

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Last name of bank account holder, exactly as on bank statements

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
First name of second bank account holder, if any

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Last name of second bank account holder, if any

[                                     ]
Signature of one bank account holder, exactly as on bank statements

[                                     ]
Signature of second bank account holder, if any

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State Street Research Funds
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7         Who is Your Beneficiary?
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(Only one primary beneficiary required per account. You may designate a secondary beneficiary if desired. If you wish to designate two or more primary and/or secondary beneficiaries, use a separate sheet and specify the desired percentage to each.)

Primary beneficiary

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]   [ ] [ ]   [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
First name                        Middle    Last name

[ ] [ ] [ ] [ ] [ ]     [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number           Street name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]         [ ] [ ]     [ ] [ ] [ ] [ ] [ ]
City                                            State       Zip

[ ] [ ] [ ]- [ ] [ ]- [ ] [ ] [ ] [ ]    [ ] [ ]- [ ] [ ]- [ ] [ ] [ ] [ ]
Social Security number                   Date of birth (month/day/year)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Relationship


Secondary beneficiary

(If the person(s) named as primary beneficiary fails to survive you.)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]    [ ] [ ]    [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
First name                         Middle     Last name

[ ] [ ] [ ] [ ] [ ]                [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number                      Street name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]    [ ] [ ]         [ ] [ ] [ ] [ ] [ ]
City                               State           Zip

[ ] [ ] [ ] [ ]- [ ] [ ]- [ ] [ ] [ ] [ ]     [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Social Security number                        Date of birth (month/day/year)

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Relationship



8         Acceptance by the Trustee:
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This Individual Retirement Account shall be deemed to have been accepted by the
Trustee, State Street Bank and Trust Company, after all necessary forms, properly completed, are received by State Street Research Service Center, and delivered by the Service Center to the agent for the Trustee.

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State Street Research Funds
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9           We Need Your Signature
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By checking the "Traditional IRA" box or the "Rollover IRA" box, I designate the account as an Individual Retirement Account under Internal Revenue Code Section 408(a). By checking the "Roth IRA" box, I designate the account as a Roth Individual Retirement Account under Internal Revenue Code Section 408A. I appoint State Street Bank and Trust Company as Trustee of my account, direct that contributions to my Traditional IRA, Rollover IRA or Roth IRA be invested as specified by this application, and designate the individual(s) named above, or in any signed attachment, as my beneficiary(ies). I have received a current prospectus for each of the Fund(s) indicated above and the Terms and Conditions of the State Street Research Combined IRA (which are incorporated herein by reference) and have read the State Street Research Disclosure Statement for either Traditional IRAs and Rollover IRAs, or Roth IRAs, as applicable.

If I have indicated a Rollover IRA or a Traditional IRA with a contribution consisting of a rollover or a direct transfer from another IRA, I certify that the contribution does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions) or 403(b) arrangement; that any assets transferred in kind are the same assets received by me in the distribution being rolled over; if the distribution is from another Traditional IRA, that I have not made another Traditional IRA rollover within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to this account; and that no portion of the amount rolled over is required under the minimum distribution rules.

If I have elected a Conversion or Rollover Roth IRA, I acknowledge that the amount converted will be treated as taxable income (except for prior nondeductible contributions) for federal income tax purposes.

Under penalties of perjury, I further certify that (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or
(c) the IRS has notified me that I am no longer subject to backup withholding.

I confirm that all the information, instructions and agreements set forth hereon shall apply to the account, and if applicable, shall also apply to any other Fund account with shares acquired upon exchange of shares of any Fund held in my IRA.

[                                  ]       [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Your signature                             Date (month/day/year)

Applications with checks in excess of $10,000 that are not sent through a financial intermediary will need a signature guarantee. Please contact our Service Center at 1-800-562-0032 for more information.

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10           Dealer Information
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[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]        [ ]       [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Dealer first name                      Middle    Last name

[ ] [ ] [ ] [ ] [ ]              [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number                    Street name of home office

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]        [ ] [ ]         [ ] [ ] [ ] [ ] [ ]
City                                   State           Zip

[ ] [ ] [ ]-[ ] [ ] [ ]- [ ] [ ] [ ] [ ]
Telephone number

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]  [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number                    Street name of branch office servicing account

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]    [ ] [ ]     [ ] [ ] [ ] [ ] [ ]
City                                       State       Zip

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Telephone number

[                                     ]
Signature of authorized officer of dealer

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]     [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Registered representative's name    Registered representative's telephone number



By signing above, the dealer:

o agrees to the terms of the current prospectus(es), Application and current dealer agreement, which is included by reference.

o represents that it has given the owner(s) the relevant prospectus(es).

o represents that it has completed this Application according to instructions from the owner(s).

o will indemnify the Fund(s), its adviser, distributor or other agents from any losses resulting from these instructions.

o guarantees the owner's legal capacity and all signatures of this Application and on related investment checks and instructions.

State Street Bank and Trust Company, Trustee: You are hereby authorized and appointed on behalf of the above-signed dealer to execute the purchase transactions in accordance with the terms and conditions of this Application, and to confirm each purchase.

[State Street logo]  STATE STREET RESEARCH
                     P.O. Box 8408
                     Boston, MA 02266-8408
                     1-800-562-0032

CONTROL NUMBER: 4513-971219(1298)SSR-LD                           IR-862E-12970

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State Street Research Funds
Individual Retirement Account
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                 Please use a pen and print in CAPITAL LETTERS.

                                                 Transfer of Assets Request Form

Please send this form to: State Street Research Service Center, P.O. Box 8408, Boston, MA 02266-8408. Do not rollover or transfer any amounts required to be paid to you under the minimum distribution rules that apply to a Traditional IRA Account after you reach age 70-1/2.


1         Your Name and Address
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[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]  [ ]     [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
First name                       Middle  Last name

[ ] [ ] [ ] [ ] [ ]              [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number                    Street name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]  [ ] [ ]        [ ] [ ] [ ] [ ] [ ]
City                                     State          Zip

[ ] [ ] [ ]-[ ] [ ] [ ]-[ ] [ ] [ ] [ ]  [ ] [ ] [ ]-[ ] [ ] [ ]-[ ] [ ] [ ] [ ]
Daytime phone number                     Evening phone number

[ ] [ ] [ ]- [ ] [ ]-[ ] [ ] [ ] [ ]     [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Social Security number                   Date of birth (month/day/year)

If you already have a State Street Research IRA to which amounts will be transferred, please put the account number in the space below.

[ ] [ ] [ ]             [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Fund number             (leave any unused spaces blank)

If you do not have a State Street Research IRA, please complete the State Street Research IRA Application and submit it with this document.


2         Which Funds Have You Selected?
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Note: If you are submitting a State Street Research IRA Application with this
Transfer of Assets Request Form, you may indicate your investment selections on the Application and leave the following fund selections blank on this form.

                                                                           Share Class*
                                                                          A      B      C
[row of open boxes]                                                       [ ]    [ ]    [ ]
Fund name

[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  OR [                  ]%
Amount ($2,000 minimum in dollar amount or percentage)

[row of open boxes]                                                      [ ]     [ ]    [ ]
Fund name

[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  OR [                  ]%
Amount ($2,000 minimum in dollar amount or percentage)

[row of open boxes]                                                      [ ]     [ ]    [ ]
Fund name

[ ] , [ ]  [ ]  [ ] , [ ]  [ ]  [ ] . [ ]  [ ]  OR [                  ]%
Amount ($2,000 minimum in dollar amount or percentage)

                                             TOTAL         100%
                                                       ----------

 *Investments in Money Market Fund will purchase Class E shares.

**Class C shares not available through MetLife Securities, Inc.


3 Type of IRA Receiving Transfer or Direct Rollover (Check One Box)
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[ ] Traditional IRA Transfers to a Traditional IRA should be made only from another Traditional IRA, simplified employee pension (SEP) plan account, or a SIMPLE IRA at least 2 years after your first contribution. Note: You cannot transfer from a Roth IRA to a Traditional IRA.

[ ] Rollover IRA Transfers to a Rollover IRA include transfers of eligible rollover distributions from a qualified employer plan or 403(b) arrangement (also called direct rollovers), or from another IRA that holds only amounts originating with such a direct rollover.

[ ] Roth IRA Transfer must be from a Traditional IRA or a Roth IRA only. (Transfers from a Traditional IRA are subject to tax as income.) Under IRS rules, you must establish a separate Roth IRA for amounts transferred from a Traditional IRA in any particular calendar year. Note: You cannot directly rollover any amount from an employer-sponsored plan to a Roth IRA.

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4         Information about Current Account and Transfer Authorization
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[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Name of current Trustee/Custodian

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Current account number

[ ] [ ] [ ] [ ] [ ]             [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
Street number                   Street name

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]     [ ] [ ]     [ ] [ ] [ ] [ ] [ ]
City                                        State       Zip

[ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]     [ ] [ ] [ ]-[ ] [ ] [ ]-[ ] [ ] [ ] [ ]
Name of contact person                  Telephone number of contact person


Include a copy of your most recent statement.

By signing below, I authorize and direct my current trustee/custodian to transfer my account assets to State Street Research as follows:

  Please redeem [ ] ALL or [ ] PART ($[   ] OR [  ]%) of my present account and
  transfer the redemption proceeds to State Street Research [ ] Immediately
  [ ] at maturity.

[                               ]    [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Your signature                       Date (month/day/year)

[                               ]    [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Employer's signature (if required)   Date (month/day/year)



5         Signature Guarantee
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(Ask your current custodian/trustee if it requires your signature to be guaranteed.)

[                               ]
Name of Firm


[                               ]    [ ] [ ]-[ ] [ ]-[ ] [ ] [ ] [ ]
Signature of Authorized Officer      Date (month/day/year)


             Please do not fill out the lower portion of this form.
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For current trustee/custodian use: Instructions for delivery to State Street
Research IRA.
Please liquidate and transfer on a fiduciary-to-fiduciary basis all or part of the designated account as instructed above and make check payable to: State Street Bank and Trust Company, Trustee. Please include account number and FBO on the check. Mail to: State Street Research Service Center, P.O. Box 8408, Boston, MA 02266-8408. Please remember to include a copy of this form, along with a check, for proper credit to the taxpayer's account. State Street Research Service Center will deliver the items to the agent for State Street Bank and Trust Company, which serves as Trustee.

For successor trustee/custodian use: Successor Trustee's acceptance of Individual Retirement Account assets.
State Street Bank and Trust Company will accept the transfer described above once this form has been completed and signed by you.


--------------------------------------------------------------------------------
Authorized signature of acceptance by Agent for State Street Bank and Trust Company, Trustee.


[State Street logo]  State Street Research
                     P.O. Box 8408
                     Boston, MA 02266-8408
                     1-800-562-0032

CONTROL NUMBER: 4512-971219(1298)SSR-LD                            IR-864E-1297

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State Street Research
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                                                              Terms & Conditions
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The Terms and Conditions for Traditional IRAs apply to Traditional IRAs operating under section 408(a) of the Internal Revenue Code only. Articles I through VII of these Terms and Conditions for Traditional IRAs are in the form promulgated by the Internal Revenue Service in Form 5305 for use in establishing an individual retirement Trust Account. Please see additional Terms and Conditions for All IRAs below for additional provisions applicable to your Traditional IRA.

ARTICLE I.

     The Trustee may accept additional cash contributions on behalf of the Grantor for a tax year of the Grantor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k).

ARTICLE II.

     The Grantor's interest in the balance in the Trust Account is nonforfeitable.

ARTICLE III.

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the Trust Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

ARTICLE IV.

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Grantor's interest in the Trust Account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Grantor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Grantor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Grantor's entire interest in the Trust Account must be, or begin to be, distributed by the Grantor's required beginning date (April 1 following the calendar year end in which the Grantor reaches age 70-1/2). By that date, the Grantor may elect, in a manner acceptable to the Trustee, to have the balance in the custodial account distributed in:

     (a) A single sum payment

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Grantor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Grantor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Grantor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Grantor and his or her designated beneficiary.

     4. If the Grantor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Grantor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Grantor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Grantor or, if the Grantor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Grantor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Grantor's death. If, however, the beneficiary is the Grantor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Grantor would have turned age 70-1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Grantor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Grantor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may he accepted in the Account.

     5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Grantor's entire interest in the Trust Account as of the close of business on December 31 of the preceding year by the life expectancy of the Grantor (or the joint life and last survivor expectancy of the Grantor and the Grantor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Grantor and designated beneficiary as of their birthdays in the year the Grantor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the
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designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C. B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

ARTICLE V.

     1. The Grantor agrees to provide the Trustee with information necessary for the Trustee to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Trustee agrees to submit reports to the Internal Revenue Service and the Grantor as prescribed by the Internal Revenue Service.

ARTICLE VI.

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

ARTICLE VII.

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

STATE STREET RESEARCH COMBINED IRA
TERMS & CONDITIONS FOR ROTH IRAs

     The Terms and Conditions for Roth IRAs apply to Roth IRAs operating under section 408A of the Internal Revenue Code only. Articles I through VII of these Terms and Conditions for Roth IRAs are in the form promulgated by the Internal Revenue Service in Form 5305-R for use in establishing a Roth Individual Retirement Trust Account. Please see additional Terms and Conditions for All IRAs for additional provisions applicable to your Roth IRA.

Article I

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the trustee will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the grantor.

     2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article IA

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single grantor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married grantor who files jointly, between AGI of $150,000 and $160,000; and for a married grantor who files separately, between $0 and $15,000. In case of a conversion, the trustee will not accept IRA Conversion Contributions in a tax year if the grantor's AGI for that tax year exceeds $100,000 or if the grantor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article II

     The grantor's interest in the balance in the trust account is nonforfeitable.

Article III

     1. No part of the trust funds may be invested in life insurance contracts, nor may the assets of the trust account be commingled with other property except in a common trust fund (within the meaning of section 408(a)(5)).

     2. No part of the trust funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV

     1. If the grantor dies before his or her entire interest is distributed to him or her and the grantor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the grantor or, if the grantor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the grantor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the grantor's death.

     If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1(b) above, to determine the minimum annual payment for each year, divide the grantor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the grantor's spouse is the sole beneficiary on the grantor's date of death, such spouse will then be treated as the grantor.

Article V

     1. The grantor agrees to provide the trustee with information necessary for the trustee to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The trustee agrees to submit reports to the Internal Revenue Service and the grantor as prescribed by the Internal Revenue Service.

Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.


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Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

STATE STREET RESEARCH COMBINED IRA
ADDITIONAL TERMS AND CONDITIONS FOR ALL IRAs

ARTICLE VIII.

     1. The amount of each contribution credited to the Grantor's individual retirement Trust Account shall (except to the extent applied to pay fees or other charges under section 7 below) be applied to purchase full and fractional shares of beneficial interest of one or more classes in one or more mutual funds (hereinafter collectively the "Funds" or individually a "Fund"), as designated from time to time by State Street Research Investment Services, Inc. ("SSRIS") as available for investment under this agreement (provided always that such shares may legally be offered for sale in the state of the Grantor's residence), in accordance with instructions of the Grantor given under Section 3 below. The Trustee (or any party appointed to act as agent for the Trustee under section 16 of this Article VIII--the "Agent"; whenever an Agent is acting for the Trustee, references to the Trustee will be deemed to include the Agent) may retain the Grantor's initial deposit for a period of up to ten days after receipt thereof without liability for any loss of interest, earnings or appreciation, and may invest such initial deposit at the end of such period if the Grantor has not revoked his account. The Grantor may revoke the Account by written notice to the Trustee or its Agent received by the Trustee or its Agent within seven calendar days after the Grantor establishes the account. Upon revocation, the amount of the Grantor's initial deposit will be returned to him, without interest.

     As used in this Article VIII, "Account" or "Trust Account" means the individual retirement account established using The Terms and Conditions For Traditional IRAs And The Additional Terms and Conditions for All IRAs for a Traditional IRA* , or, for a Roth IRA** , The Terms and Conditions for Roth IRAs and the Terms and Conditions for All IRAs, along with, in either case, the State Street Research and Management Company Combined Individual Retirement Account Application signed by the Grantor and specifying whether the Account is a Traditional IRA or a Roth IRA. See Section 25 below.

     2. All dividends and capital gain distributions received on the shares of a particular class of any Fund held in the Grantor's Account shall be retained in the Account and (unless received in additional shares of such class) shall be reinvested in full and fractional shares of such class of such Fund.

     3. For each contribution, the Grantor shall designate the portion that will be invested in each Fund. A contribution may be invested entirely in one Fund, or may be invested in two or more Funds. However, investment designations will be subject to any minimum initial or additional investment rules applicable to a Fund. In addition, the Grantor shall designate which class of shares of each such Fund the Grantor's contribution shall be invested in. The Grantor shall make such designation on the State Street Research Combined Individual Retirement Account Application or other written notice acceptable to the Trustee.***

     4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Grantor may at any time direct the Trustee to exchange all or a specified portion of the shares of a Fund in the Grantor's Account for shares and fractional shares of one or more other Funds.

     The Trustee and the Trustee will process such directions as soon as practicable after receipt thereof.

     If any investment designation or direction relating to investments under these Terms and Conditions is, in the opinion of the Trustee (or SSRIS or the Agent), ambiguous or incomplete, the Trustee may refrain from carrying out such designation or other investment direction until the designation or other investment direction has been clarified or completed to the Trustee's satisfaction, and neither the Trustee, SSRIS, the Agent nor any Fund (nor any of their affiliates) will have any liability for loss of interest, earnings or investment gains or appreciation during such period.

     5. The Grantor, by written notice to the Trustee, may designate one or more beneficiaries to receive the balance (if any) remaining in the Grantor's account after his death and the time and manner of payment of such balance (subject to the applicable requirements of the preceding Articles of these Terms and Conditions). A designation may be on a form provided by the Trustee or on a written instrument acceptable to the Trustee executed by the Grantor and filed with the Trustee. The Grantor may revoke or change such designation in like manner, at any time and from time to time. No designation will be effective until received by the Trustee. Any designation filed with the Trustee (whether or not such designation fully disposes of the Grantor's account) will revoke all other designations previously filed with the Trustee. If no such designation is in effect upon the Grantor's death, or if such a designation is in effect but does not fully dispose of the Grantor's account, the balance in the account shall be paid in a single sum, as soon as is practicable, to the Grantor's estate.

     Subject to the applicable requirements of the preceding Articles of these Terms and Conditions, the Grantor may designate a form of payment to the beneficiary by filing an instrument so specifying with the Trustee. In the absence of such written instructions from the Grantor, the Trustee will pay the beneficiary in such form as the beneficiary selects.

     Except as provided in the first sentence of the preceding paragraph, following the Grantor's death, each beneficiary (or the representative of the Grantor's estate) will exercise the powers and responsibilities of the Grantor hereunder with respect to the portion of the Grantor's account passing to such beneficiary (or estate).

     6. The Trustee shall forward to the Grantor any notices, prospectuses, reports to shareholders, financial statements, proxies and proxy soliciting materials, relating to the Fund shares in the Grantor's account. The Trustee shall vote any such shares


  *  under Code Section 408(a)

 **  under Code Section 408A

*** If the Grantor's instructions with respect to the investment of any contribution are not received, or are received but are in the opinion of the Trustee incomplete, ambiguous or otherwise not in good order, the contribution may be returned to the Grantor, or may be held uninvested or invested in a money market fund (if available), pending completion, clarification or correction of such instructions by the Grantor, in all cases without liability for a loss of interest, earnings or investment gains or appreciation during such time.


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held in the account in accordance with the timely written instructions of the
Grantor if received. If no timely written instructions are received from the Grantor, the Trustee may vote such shares in such manner as it deems appropriate (including "present" or in accordance with the recommendations of SSRIS).

     7. The Trustee's fee for performing its duties hereunder shall be such reasonable amounts as shall be agreed to from time to time by the Trustee and SSRIS. Such fee, any taxes of any kind and any liabilities with respect to the Account, and any and all expenses reasonably incurred by the Trustee shall, if not paid by the Grantor, be paid from the Grantor's Account.

     8. The Trustee shall make distributions from the Account at such times and in such manner as the Grantor directs in writing, subject (except where otherwise specifically provided in this Article VIII) to the applicable requirements of the preceding Articles of these Terms and Conditions.

     The recalculation of life expectancy of the Grantor and/or the Grantor's spouse in connection with distributions from the Account before the Grantor's death will be made only at the written election of the Grantor. The recalculation of life expectancy of the surviving spouse in connection with distributions from the Account after the Grantor's death will be made only at the election of the surviving spouse. By establishing the Account, the Grantor (for himself and his surviving spouse, if any) determines not to recalculate life expectancies unless the Grantor (or surviving spouse) specifically elects the recalculation of life expectancies approach in accordance with the following sentence. Any such election may be made in such form as the Grantor (or the surviving spouse) provides for (including instructions to such effect to the Trustee or the calculation of minimum distribution amounts in accordance with a method that provides for recalculation of life expectancy and instructions to the Trustee to make distributions in accordance with such method).

     9. It shall be the sole responsibility of the Grantor to determine the time and amount of contributions to the Account and the time, amount and manner of payment of withdrawals from the Account (and to instruct the Trustee or the Agent accordingly), and the federal and state tax treatment of any contributions to or withdrawals from the Account (including the determination of the portion of any withdrawal that is taxable or not taxable and the applicability of any penalties). SSRIS, the Agent, the Trustee and the Funds shall be fully protected in following the direction of the Grantor with respect to the time, amount and manner of payment of such withdrawals, or in not acting in the absence of such direction. If the Grantor (or beneficiary) does not direct the Trustee to make withdrawals from the Account by the time that such withdrawals are required to commence in accordance with the preceding Articles of these Terms and Conditions, the Trustee (and SSRIS and the Agent) will assume that the Grantor (or beneficiary) is meeting any applicable minimum distribution requirements from another individual retirement arrangement maintained by the Grantor (or beneficiary) and will be fully protected in so doing. SSRIS, the Agent, the Trustee and the Funds shall not be liable for any taxes, penalties, liabilities or other costs to the Grantor or any other person resulting from contributions to or withdrawals from the Grantor's Account.

     10. SSRIS, the Agent, the Trustee and the Funds shall not be responsible for any loss or diminution in the value of the Grantor's account arising out of the Grantor's establishment of a State Street Research Regular Individual Retirement Account or Roth Individual Retirement Account or arising out of any investment instruction, direction or order of the Grantor, whether relating to the portion of contributions contributed to either the Regular Individual Retirement Account or the Roth Individual Retirement Account, or invested in one or more of the Funds, the selection of a particular class of shares of a particular Fund, or the exchange of shares of one Fund for shares of one or more other Funds. SSRIS, the Agent, the Trustee and the Funds shall not render any advice concerning the type (Regular or Roth) of Individual Retirement Account that should be used, nor shall either of them offer any investment advise to the Grantor (or beneficiary) and will have no duty of inquiry concerning the Grantor's (or beneficiary's) investment directions (subject to the right of the Trustee, SSRIS or the Agent to obtain clarification or completion of any investment directions under section 3 or section 4 above). The Grantor (or beneficiary) will have exclusive investment control over the Account.

     11. (a) Whenever the Grantor (or beneficiary) is responsible for any direction, notice, representation or instruction under these Terms and Conditions, SSRIS, the Agent, the Trustee and the Funds shall be entitled to assume the propriety and truth of any statement made by the Grantor (or beneficiary), and shall be under no duty of further inquiry with respect thereto, and shall have no liability with respect to any action taken in reliance upon such statement. However, the Trustee (or Agent or SSRIS) shall be entitled to receive such information or documentation (including signature guarantees, waivers or indemnifications) as it may reasonably request before carrying out any direction, notice or instruction from the Grantor (or beneficiary).

     (b) Grantor agrees to provide information to the Trustee at such times and in such manner as may be necessary to enable the Trustee to administer the Account hereunder, or to prepare any reports required by or under Section 408(i) or Section 408A(d)(3)(E) of the Code and the regulations thereunder or otherwise.

     (c) The Trustee (or Agent or SSRIS) shall submit such reports to the Internal Revenue Service and the Grantor in such manner and at such time and containing such information as may be required by the Internal Revenue Service.

     (d) The Grantor, Trustee (or Agent or SSRIS) shall furnish to each other such information relevant to the Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Account.

     (e) The Grantor shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Trustee nor the Agent or SSRIS shall have any duty to advise Grantor concerning, or monitor Grantor's compliance with, such requirement.

     (f) Except to the extent provided by applicable law, the Account will not be subject to assignment, transfer, pledge or hypothecation, nor shall it be liable for the debts of the Grantor (or beneficiary) or subject to seizure, attachment, execution or other legal process. However, the Trustee (or Agent or SSRIS) may carry out the requirements of any apparently valid order of a governmental authority (including a court) relating to the Grantor's Account and will have no liability for so doing.


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     12. These Terms and Conditions shall terminate and have no further force and effect (except as to Section 23, which shall survive the termination of the Account and this document) upon the complete payment of the Account to the Grantor or his beneficiaries or to a successor individual retirement account, annuity or bond, to a qualified plan, or to an annuity or custodial account under Section 403(b) of the Internal Revenue Code. The Trustee shall have the right to terminate this Account upon 30 days notice to the Grantor, or to his beneficiaries if he is then dead. In such event, upon expiration of such 30 day period, the Trustee shall transfer the amount in the Account into such successor individual retirement accounts, annuities or bonds, qualified plan, or annuity or custodial account as the Grantor (or his beneficiaries) shall designate, or, in the absence of such designation, to the Grantor, or if he is then dead, to the beneficiaries or the Grantor's estate as their interests shall appear.

     13. The Trustee may resign at any time upon 30 days notice in writing to SSRIS and may be removed by SSRIS at any time upon 30 days notice in writing to the Trustee. Upon such resignation or removal, SSRIS shall appoint a successor trustee which satisfies the requirements of Section 408 or Section 408A, as the case may be, of the Internal Revenue Code. In connection with the Trustee's resignation or removal, SSRIS shall notify the Grantor (or Beneficiary) of the identity of the successor custodian or trustee appointed, and the Grantor (or Beneficiary) is specifically deemed to have consented to such appointment if the Grantor (or Beneficiary) has not, by the end of 30 days following such notification from SSRIS, transferred the Account to a different trustee or custodian selected by the Grantor (or Beneficiary).

     14. Upon receipt by the Trustee of written notice of appointment of a successor trustee or custodian and of written acceptance of such appointment by the successor, the Trustee shall transfer to such successor the assets of the Account and copies of all records pertaining thereto. The Trustee may reserve such sum of money as it deems advisable for payment of its fees, taxes, costs, expenses or liabilities with respect to the account, with the balance (if any) of such reserve remaining after the payment of such items to be paid over to the successor. The successor shall hold the assets paid over to it under terms that satisfy the requirements of Section 408 or section 408A, as the case may be, of the Internal Revenue Code.

     15. If, within 30 days after the Trustee's resignation or removal, SSRIS has not appointed a successor trustee which has accepted such appointment, the Trustee shall appoint such a successor unless it elects to terminate the Agreement under Section 12 of this Article VIII.

     16. The Trustee may employ or designate one or more parties to serve as agents or contractors to perform any or all of its duties hereunder.

     17. Any notice sent to the Grantor or to his beneficiaries or estate, if he is then dead, shall be effective if sent by first class mail to him or them at his or their last addresses of record as provided to the Trustee.

     18. Any distributions from the Account may be mailed, first-class postage prepaid to the last known address of the person who is to receive such distribution, as shown on the Trustee's records, and such distribution shall, to the extent of the amount thereof, completely discharge the Trustee's liability for such payment.

     19. Any purchase or redemption of shares of any class of a Fund for or from the Grantor's Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Fund's transfer agent receives the contribution or other directions.

     Any purchase, exchange, transfer or redemption of shares of any class of a Fund for or from the Grantor's Account will be subject to any sales charge, distribution fee or redemption charge, or other fee or charge applicable to shares of such class, as described in the then effective prospectus for such Fund. In addition, shares of any class of a Fund will be subject to any service fee, charge or other annual maintenance or servicing fees or charges applicable to shares of such class as described in the then effective prospectus for such Fund.

     20. SSRIS may amend these Terms and Conditions from time to time, and shall give written notice of any material amendment to the Grantor within a reasonable time after the amendment is adopted or becomes effective, whichever is later. The Grantor hereby expressly delegates authority to SSRIS to amend these Terms and Conditions and consents to any such amendments.

     21. These Terms and Conditions shall be construed, administered and enforced according to the laws of Massachusetts. The Grantor agrees that any legal proceedings relating to the Grantor's account must be brought in a court (including a federal district court) located in Massachusetts.

     22. The term "Trustee" refers to the person serving as the Trustee of the Traditional IRA or Roth IRA established hereby, and the term "Grantor" refers to the person for whose benefit such Account was established.

     The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form for use in connection with the Trust Account acceptable to the Trustee or another writing, signed by the designating person, and filed with the Trustee. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire Trust Account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the Trust Account not disposed of by the designation form. The form last accepted by the Trustee before such distribution is to commence, provided it was received by the Trustee (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the Trust Account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Grantor during his/her lifetime; after Grantor's death, it also means Grantor's spouse if the spouse begins to receive a portion of the Trust Account (pursuant to such a designation by Grantor) under a form of distribution permitted by Article IV. A designation by Grantor's spouse shall relate solely to the balance remaining in the spouse's portion of the Trust Account after the death of the spouse.

     When and after distributions from the Trust Account to Grantor's Beneficiary commence, all rights and obligations assigned to Grantor hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Grantor.


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     23. Grantor shall always fully indemnify Trustee (and/or Agent or SSRIS)
and the Fund(s) and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of Trustee's (and/or Agent's or SSRIS's) negligence or willful misconduct, or (ii) with respect to making or failing to process any withdrawal, other than for failure to process a withdrawal in accordance with an order therefor which is in full compliance with the provisions of this Agreement. The Trustee (its Agent or SSRIS) shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Grantor, and unless fully indemnified for so doing to that party's satisfaction.

     24. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

     25. If in the Application, Grantor designates that the Trust Account is a Traditional IRA, this Agreement is intended to qualify under Code Section 408(a) as an individual retirement account and to entitle Grantor to the retirement savings deduction under Code Section 219 if available. If in the Adoption Agreement, Grantor designates that the Trust Account is a Roth IRA, this Agreement is intended to qualify under Code Section 408A as a Roth individual retirement account and to entitle Grantor to the tax-free withdrawal of amounts from the Trust Account to the extent permitted in such Code Section. If any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the intent expressed in whichever of the two preceding sentences is applicable.

     However, the Trustee shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Grantor/Grantee is referred to Grantor's/Grantee's attorney for any such assurances.

     26. Grantor should seek advice from his/her attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the Trust Account, and directing Trustee to process withdrawals from the Account. Grantor acknowledges that Trustee and Service Company (and any company affiliated therewith) are prohibited by law from rendering such advice.

     27. The legal documents governing the Trust Account are as follows:

     (a) If in the Application, Grantor designated the Trust Account as a Traditional IRA under Code Section 408(a), the provisions of the Terms and Conditions for Traditional IRAs and the Terms and Conditions for All IRAs of this Agreement and the provisions of the Application are the legal terms governing the Grantor's Trust Account;

     (b) If in the Application Grantor designated the Trust Account as a Roth IRA under Code Section 408A, the provisions of the Terms and Conditions for Roth IRAs and the Terms and Conditions for All IRAs of this Agreement and the provisions of the Application are the legal terms governing the Grantor's Trust Account.

     28. Articles I through VII of the Terms and Conditions for Traditional IRAs are in the form promulgated by the Internal Revenue Service as Form 5305. Articles I through VII of the Terms and Conditions for Roth IRAs are in the form promulgated by the Internal Revenue Service as Form 5305-R. It is anticipated that, if and when the Internal Revenue Service promulgates changes to Form 5305 or 5305-R, as the case may be, SSRIS will adopt such changes as an amendment to the Terms and Conditions for Traditional IRAs or the Terms and Conditions for Roth IRAs, as applicable.

     If, due to changes in the applicable tax laws, or rulings of the Internal Revenue Service, it is established that the use of the Adoption Agreement or this Agreement do not establish a Traditional IRA or Roth IRA (as the case may be), the Trustee will furnish the Grantor with replacement documents and Grantor will, if necessary, sign such replacement documents. Grantor acknowledges and agrees to such procedures and to cooperate with the Trustee to preserve the intended tax treatment of the Account.

     Pending the adoption of any amendment necessary or desirable to conform these Terms and Conditions to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Trustee (and SSRIS and the Agent) may operate the Grantor's Account in accordance with such requirements to the extent deemed necessary to preserve the tax benefits of the Account.

     If the Account is a Traditional IRA under Code Section 408(a), the Grantor may convert the Account into a Roth IRA under Code Section 408A governed by the Terms and Conditions for Roth IRAs and the Terms and Conditions for all IRAs, by completing a new Application designating that the Account is converted into a Roth IRA. To the extent permitted under procedures of the Trustee, such conversion may be effected through use of a reply card or by telephonic, computer link or other electronic means (which procedures are intended to meet any applicable requirements under Code Section 408A), and Grantor will be deemed to have executed a new Application designating the Account as a Roth IRA. The Grantor will be required to establish a separate conversion Roth IRA Account distinct from any annual contributions account, and no contributions other than Roth IRA conversion contributions made during the same tax year will be accepted in each such conversion account.

     29. The Grantor acknowledges that he or she has received and read the current prospectus for each Fund in which his or her Account is invested and the State Street Research Combined Individual Retirement Account Disclosure Statement.


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                                Traditional IRA or Roth IRA Disclosure Statement
--------------------------------------------------------------------------------

     The following information should be reviewed in conjunction with the State Street Research Combined IRA Terms and Conditions (the "Terms and Conditions"), Combined IRA Application (the "Application") and the current prospectus for each Fund in which your account is invested. This Disclosure Statement is divided into three parts: the Disclosure Statement for Your Traditional IRA, the Disclosure Statement for Your Roth IRA, and the Disclosure Statement for All IRAs. Here's a brief summary of each type of IRA and of the information found in each of these sections:

Disclosure Statement for Your Traditional IRA.

     Traditional IRAs have been around since 1975--everyone's familiar with them. With a Traditional IRA, you typically make tax deductible contributions to the IRA, or you contribute with a rollover from another IRA or an employer's qualified retirement plan. The earnings and interest in your account build tax free. Any amounts not taxed when contributed are taxed, along with any earnings, when they are withdrawn from the Traditional IRA. The Disclosure Statement for Your Traditional IRA section provides you with the basic rules and features of your State Street Research Traditional IRA. (Note: For our purposes in this booklet all IRAs, except for Roth IRAs (see below) are considered to be Traditional IRAs.)

Disclosure Statement for Your Roth IRA.

     Roth IRAs were recently created by Congress and are available after January 1, 1998. These IRAs are almost the opposite to Traditional IRAs: With a Roth IRA, your contributions are not tax deductible, but withdrawals meeting certain requirements are tax-free. Just like a Traditional IRA, earnings and interest build tax-free. The Disclosure Statement for Your Roth IRA provides you with the basic rules and features of your Roth IRA.

Disclosure Statement for All IRAs.

     The final section, entitled Disclosure Statement for All IRAs, provides you with tax and other general information applicable to any State Street Research IRA, whether it is a Traditional IRA or a Roth IRA. So, regardless of which IRA you choose to use--and you can choose to use both, if you want--you should be sure to read the information found in the Disclosure Statement for All IRAs.

--------------------------------------------------------------------------------
     Note: The provisions of the Terms and Conditions, the Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect when the Disclosure Statement was prepared. This Disclosure Statement provides a nontechnical summary of the law. Please consult with your tax advisor for more complete information (including any changes to the tax law rules) and refer to IRS Publication 590.
--------------------------------------------------------------------------------

Disclosure Statement for Traditional IRAs

GENERAL REQUIREMENTS OF A TRADITIONAL IRA

     A Traditional IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries in which earnings accumulate tax free. In addition, you may be able to deduct all or some of the amount you contribute to your Traditional IRA on your federal income tax return. (Note:
State tax treatment of contributions to a Traditional IRA may vary. Consult a qualified advisor.) In addition to the requirements found in the Disclosure Statement for All IRAs, current law requires that your Traditional IRA agreement be in writing and meet the following requirements:

     1. Your contributions must be in cash, and, for any taxable year, cannot exceed the lesser of 100% of your compensation or $2,000, unless the contribution is a rollover or an employer contribution to a simplified employee pension plan ("SEP") or a contribution made to a SIMPLE IRA subject to the limitations under Section 408(p) of the Internal Revenue Code. (See Regular Contributions below for more limitations applicable to contribution amounts.)

     2. You are required to take minimum distributions from your Traditional IRA at certain times in accordance with Proposed Regulations Section 1.408-8, as follows:

A. During Your Life

     You are required to begin making withdrawals from your Traditional IRA for the year in which you reach age 70-1/2 and each year thereafter. Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, you may delay your first required withdrawal until the April 1 following the year in which you reach age 70-1/2 (the "required beginning date"). (This means that, if you wait to make your withdrawal for the year in which you attain age 70-1/2 until April 1 of the following year, your total withdrawal in that following year must equal the minimum withdrawal for two years--one representing the minimum withdrawal for the previous year in which you reached age 70-1/2 and a second withdrawal by December 31 representing the minimum withdrawal for that year.)

     The minimum withdrawal for any taxable year is equal to the amount obtained by dividing the account balance at the end of the prior year (less any required withdrawals taken between January 1 and April 1 of the year following the year you attain age 70-1/2) by the joint life expectancy of you and your designated beneficiary. If you have not designated a beneficiary for your Traditional IRA by your required beginning date, your single life expectancy will be used. Your single or joint life expectancy is determined by using the IRS unisex life expectancy tables. You can find these tables in Treasury Regulations Section 1.72-9. See Article IV in your Terms and Conditions for Traditional IRAs for a more detailed explanation of how to calculate the minimum distribution.

     If you name someone other than your spouse as your beneficiary, and your beneficiary is more than ten years younger than you, your required minimum withdrawal must satisfy the minimum distribution incidental benefit rule (MDIB). The MDIB rule generally requires that your required minimum withdrawals be calculated under the normal rules, but as if your beneficiary were exactly ten years younger than you.


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     The minimum withdrawal required must be calculated separately for each
Traditional IRA you own, but the amounts so determined may be totaled and taken from any one of your Traditional IRAs.

B. After Your Death

     If you die on or after your required beginning date, withdrawals must be made by your beneficiary or beneficiaries at least as rapidly as under the method being used to determine minimum withdrawals as of the date of your death. If your beneficiary is your surviving spouse, your spouse can elect to treat your Traditional IRA as his or her own Traditional IRA.

     If you die before your required beginning date, the entire amount remaining in your account must, in general, be withdrawn by December 31 of the year containing the fifth anniversary of your death. If your designated beneficiary is a natural person, he or she may instead choose to receive the remaining balance in your account over his or her lifetime or over a period not exceeding his or her life expectancy. Such payments must begin no later than the end of the year following the year of your death. If your designated beneficiary is your spouse, withdrawals need not commence until December 31 of the year you would have attained age 70-1/2, if later than the December 31st of the year following the year of your death. See Article IV in the Terms and Conditions for Traditional IRAs, for a more detailed explanation of how to calculate the minimum withdrawals.

ELIGIBILITY

     You may make annual contributions to a Traditional IRA if you receive compensation from employment, earnings from self-employment, or alimony, and you have not reached age 70-1/2 by the end of the tax year for which the contribution is being made. In addition, if you are married and file a joint tax return, you may make contributions to a Traditional IRA for your spouse, whether or not your spouse receives compensation (your spouse must open his or her own Traditional IRA, even though you make contributions to it from your compensation or earned income). You may make a rollover contribution to a Traditional IRA if you have received an eligible rollover distribution from a qualified retirement plan or a tax sheltered annuity or an eligible distribution from another Traditional IRA and elect rollover treatment within 60 days. You may also make a trustee-to-trustee transfer from another Traditional IRA. Finally, your employer may contribute to your Traditional IRA, and if your employer sponsors a simplified employee pension (SEP), your employer can make contributions to your SEP/IRA on your behalf.

ANNUAL CONTRIBUTIONS

     You may contribute each year up to $2,000 or 100% of compensation or earned income, whichever is less, to your Traditional IRA. Such contributions are called "Annual Contributions." If your spouse also establishes a spousal Traditional IRA for himself or herself, you may contribute up to $4,000 or 100% of joint compensation or earned income, whichever is less, which may be divided between the two Traditional IRAs as you choose, as long as no more than $2,000 is contributed to either Traditional IRA. If the combined annual income for you and your spouse is less than $4,000, the spouse with the greater annual income may contribute up to his/her compensation amount, or $2,000 whichever, is less. The lower compensated spouse may contribute up to his/her compensation amount, plus the difference between the first spouse's compensation and contribution, if any. If your employer makes contributions to your Traditional IRA, the contribution is treated as compensation paid to you, whether or not the contribution is deductible, unless the contribution is made under a SEP.

     You may make annual contributions to your Traditional IRA and/or your spouse's Traditional IRA (or establish a new Traditional IRA) anytime during a year, up to and including the due date of the filing of your tax return for that year (excluding extensions). No contributions may be made to a Traditional IRA for the calendar year in which you attain age 70-1/2 or later years. No regular contributions may be made to your spouse's Traditional IRA for the calendar year your spouse attains age 70-1/2 or later years.

     If you (or your spouse) establish a new Roth IRA and make contributions to both your Traditional IRA and a Roth IRA, the combined limit on contributions to both Regular and Roth IRAs for a single calendar year for any individual (either you or your spouse) may not exceed $2,000.

     Annual IRA contributions are fully deductible unless you are an active participant in an employer-sponsored retirement plan. If you are an active participant in an employer-sponsored retirement plan, the amount deductible (whether fully, partially or not at all) will depend on your adjusted gross income ("AGI") for the tax year for which the contribution was made (see below). Similarly, annual contributions to a Traditional IRA for your spouse are fully deductible unless he or she is an active participant in an employer-sponsored retirement plan. If your spouse is an active participant, the contribution to the spouse's Traditional IRA will be either fully, partially, or not deductible, depending on your combined AGI. Your AGI is determined on your tax return (disregarding any deductible contributions to a Traditional IRA). Generally, an individual is considered to be an active participant if he or she is covered by one or more of the following plans:

     o a qualified pension, profit sharing, 401(k) (including a SIMPLE 401(k)) or stock bonus plan maintained by an employer;

     o a qualified annuity plan of an employer;

     o a simplified employee pension plan (SEP);

     o a retirement plan established by the Federal government, a State, or a political subdivision (except certain plans under IRC Section 457);

     o a tax-sheltered annuity for employees of certain tax-exempt organizations or public schools;

     o a qualified plan for self-employed individuals (sometimes called an H.R. 10 or Keogh Plan); and.

     o a SIMPLE IRA under section 408(p).


--------------------------------------------------------------------------------
Note: If you and your spouse are high income married taxpayers, and either of you is an active participant in an employer's retirement plan and the other spouse is not, any contribution to the non-active participant spouse's Traditional IRA will be only partially deductible if your AGI (on a joint tax return) is between $150,000 and $160,000. (Deductibility disappears for AGI over $160,000.)
--------------------------------------------------------------------------------

     As you can see in the table below, if you (or your spouse) are an active participant in an employer-sponsored plan during the year, the annual contribution to your Traditional IRA (or your spouse's Traditional IRA) may be fully, partially or not deductible depending on both your filing status and your
AGI:


                                       8

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                      Traditional IRA or Roth IRA Disclosure Statement continued
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                ACTIVE PARTICIPANTS Deductibility Chart for 1998
-------------------------------------------------------------------------------------------
                Single                Married, Filing Jointly     Deductibility of Annual
                                                                  IRA Contribution
                ---------------------------------------------------------------------------
                $30,000 or less       $50,000 or less                 Fully Deductible
Adjusted        ---------------------------------------------------------------------------
Gross Income    $30,000 - $40,000     $50,000 - $60,000               Partially Deductible
(AGI) Level     ---------------------------------------------------------------------------
                more than $40,000     more than $60,000               Not Deductible
-------------------------------------------------------------------------------------------

     Starting in 1999, the AGI levels will be adjusted annually so that deductibility will be determined as follows:

--------------------------------------------------------------------------------------------------------------
                                     Fully Deductible             Partially                 Not Deductible
                                     (any AGI amount              Deductible                (AGI amounts over)
                                     up to)                       (AGI amounts
                                                                  between)
--------------------------------------------------------------------------------------------------------------
                Single                   $31,000                  $31,000 - $41,000                  $41,000
1999            Married*                 $51,000                  $51,000 - $61,000                  $61,000

--------------------------------------------------------------------------------------------------------------
                Single                   $32,000                  $32,000 - $42,000                  $42,000
2000            Married                  $52,000                  $52,000 - $62,000                  $62,000

--------------------------------------------------------------------------------------------------------------
                Single                   $33,000                  $33,000 - $43,000                  $43,000
2001            Married                  $53,000                  $53,000 - $63,000                  $63,000

--------------------------------------------------------------------------------------------------------------
                Single                   $34,000                  $34,000 - $44,000                  $44,000
2002            Married                  $54,000                  $54,000 - $64,000                  $64,000

--------------------------------------------------------------------------------------------------------------
                Single                   $40,000                  $40,000 - $50,000                  $50,000
2003            Married                  $60,000                  $60,000 - $70,000                  $70,000

--------------------------------------------------------------------------------------------------------------
                Single                   $45,000                  $45,000 - $55,000                  $55,000
2004            Married                  $65,000                  $65,000 - $75,000                  $75,000

--------------------------------------------------------------------------------------------------------------
                Single                   $50,000                  $50,000 - $60,000                  $60,000
2005            Married                  $70,000                  $70,000 - $80,000                  $80,000

--------------------------------------------------------------------------------------------------------------
                Single                   $50,000                  $50,000 - $60,000                  $60,000
2006            Married                  $75,000                  $75,000 - $85,000                  $85,000

--------------------------------------------------------------------------------------------------------------
2007            Single                   $50,000                  $50,000 - $60,000                  $60,000
and later       Married                  $80,000                  $80,000 - $100,000                $100,000

--------------------------------------------------------------------------------------------------------------

     * Note: AGI shown is for Married Filing Jointly. If you are married filing separately, your contribution deductibility is phased out for AGI from $0-$10,000, and disappears with AGI above $10,000.


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State Street Research
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     If your AGI falls in the Partially Deductible range, you will have to calculate the portion of your annual contribution that is deductible. To do so, you must first multiply your annual contribution limit ($2,000) by a fraction, the numerator of which is the amount by which your AGI exceeds the lower limit of the Partially Deductible range. (For example, in 1998 the lower limit would be $30,000 for a single tax payer, or $50,000 for a married taxpayer filing jointly. For the year 2000, the lower limit for a single taxpayer will be $32,000, and the lower limit for married filing jointly is $52,000.) The denominator of the fraction is $10,000. (Note: starting in 2007 the denominator for married joint filers is $20,000.) Subtract this amount from your annual contribution limit ($2,000) and then round up to the nearest $10. Your deductible amount is the greater of the amount calculated or $200. The amount of your annual contribution, up to the deductible limit, will be deductible on your tax return; any contribution above the deductible limit (up to the annual contribution limit) is permitted but would not be deductible.

     To the extent that the deductibility of Traditional IRA contributions is reduced or eliminated, then nondeductible contributions may be made to your Traditional IRA. Earnings on all Traditional IRA contributions, whether or not the contributions are deductible, are tax-deferred until they are received. You must designate the amount of your nondeductible Traditional IRA contributions when filing your tax return for the year. If you overstate the amount of your nondeductible contribution, you must pay a $100 penalty, unless reasonable cause for the overstatement can be shown. If you fail to report nondeductible IRA contributions you will be subject to a $50 penalty, unless your failure is due to reasonable cause.

ROLLOVER CONTRIBUTIONS

     Your Traditional IRA may be rolled over to another Traditional IRA of yours, or may receive rollover contributions, provided all the applicable rollover rules are followed. An effective rollover allows you to postpone paying taxes on the amount distributed from an employer plan, tax-sheltered annuity or other Traditional IRA until it is withdrawn from the recipient IRA. (Note: You may also convert a Traditional IRA to a Roth IRA, or roll over from a Traditional IRA to a Roth IRA. Amounts converted or rolled over to a Roth IRA may be taxed as income. See the Disclosure Statement for Roth IRAs.) If the rollover is completed properly, you do not report the distribution as income nor do you take a deduction for the rollover contribution. The rollover rules are generally summarized below. If you have any questions regarding these rules, please contact your tax advisor.

1. Rollovers from other Traditional IRA

     You may make a rollover contribution of amounts held in another Traditional IRA. There are no limits on the amount of the rollover contribution made from one Traditional IRA to another Traditional IRA. A proper Traditional IRA to Traditional IRA rollover is completed if all or part of the distribution is rolled over within 60 days after the distribution is received. No more than one withdrawal from a Traditional IRA may be rolled over into another IRA in any 12-month period.

2. Rollover from a Qualified Plan (or Tax-Sheltered Annuity) to a Traditional
   IRA

     You may roll over, directly or indirectly, any eligible rollover distribution. An eligible rollover distribution is defined as any distribution from a qualified plan (other than a distribution to a nonspouse beneficiary) unless it is a part of certain series of substantially equal periodic payments to be received over your life or over a period of ten or more years, after-tax dollars or a required minimum distribution. To qualify as a rollover, your eligible rollover distribution must be rolled over to your Rollover IRA within 60 days of receipt.

Traditional Rollover

     You may elect to receive your rollover distribution prior to placing it in a Traditional IRA, thereby completing a traditional rollover. Your plan administrator will generally be required to withhold 20% of your distribution as prepayment of income taxes. When completing the traditional rollover, you may make up the amount withheld, out of pocket, and roll over the full amount treated as distributed from the qualified plan (including the tax withholding amount). Alternatively, you may report the withheld amount as income and pay the applicable tax and, if you have not yet attained age 59-1/2, the 10% early distribution penalty will apply (unless an exception to that penalty is applicable).

Direct Rollover

     Your employer generally must give you the option to directly rollover your qualified plan distribution over to a Traditional IRA. If you elect the direct rollover, your eligible rollover distribution will be paid directly to the Traditional IRA that you designate. The 20% withholding requirements do not apply to direct rollovers.

     If you place your rollover contribution in a separate Traditional IRA (sometimes called a "conduit IRA") which holds only those dollars, you preserve the right to roll that money subsequently into another employer qualified plan.

3. Rollover/Conversion to a Roth IRA

     Starting in 1998, you may convert an existing Traditional IRA into a Roth IRA, or rollover from a Traditional IRA to a Roth IRA, if your AGI on your income tax returns is $100,000 or less. (This limit applies to both married and single taxpayers, and the limit is not indexed for cost of living increases.) A married taxpayer is eligible to convert or rollover a Traditional IRA to a Roth IRA only if a joint tax return is filed; married taxpayers who file separately are not eligible to convert or rollover from a Traditional IRA to a Roth IRA. (For more information on converting or rolling over into a Roth IRA, see the Disclosure Statement for Roth IRAs below.)

SEP PLANS

     Under a Simplified Employee Pension (SEP) Plan that meets the requirements of Internal Revenue Code Section 408(k), your employer may make contributions to your Traditional IRA. Your employer is required to provide you with information describing the terms of their SEP Plan. An employer is not permitted to establish a Salary Reduction SEP ("SARSEP") after December 31, 1996. However, you may make contributions after December 31, 1996 to a SARSEP already in existence on January 1, 1997 in accordance with your plan provisions whether or not you are a new employee.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES
("SIMPLE IRA")

     If you are participating in a SIMPLE IRA plan, you may make contributions under a qualified salary reduction arrangement on

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                      Traditional IRA or Roth IRA Disclosure Statement continued
--------------------------------------------------------------------------------


a pre-tax basis of up to $6,000 (indexed for inflation) subject to the limitation under section 408(p) of the Code. Your employer must generally match your contributions dollar-for-dollar up to 3% of your compensation. Under certain circumstances, your employer can elect to make a non-matching contribution equal to 2% of compensation for all eligible employees, or to make a dollar-for-dollar matching contribution of at least 1% of your compensation.

     To be eligible to establish a SIMPLE plan, your employer must have no more than 100 employees and the SIMPLE plan must be the exclusive tax-qualified plan of the employer (except that an eligible employer with union employees may have one plan covering the union employees under the collective bargaining agreement and still have a SIMPLE plan covering the non-union eligible employees).

     State Street Research offers a separate package of materials (including a special SIMPLE IRA Application) to establish a SIMPLE IRA. The materials in this kit are not suitable for setting up an IRA that is part of a SIMPLE IRA plan. Please call us for additional information about SIMPLE IRAs if you are interested.

TAXATION OF WITHDRAWALS

     The taxation of Traditional IRA withdrawals will depend on whether or not you have made nondeductible contributions to your Traditional IRA. If you have made only deductible contributions to your Traditional IRA, any withdrawal will be included as taxable income in the year in which it is received.

     If you have made nondeductible contributions, the following formula must be used to determine the amount of any withdrawal from your Traditional IRA excluded from income:

     Nondeductible Contributions in IRA divided by Aggregate IRA Balance multiplied by Amount Withdrawn equals Amount Excluded From Income.

     Nondeductible Contributions include all nondeductible contributions made by you to the Traditional IRA through the end of the year the distribution is being made (which were not previously withdrawn and excluded from your income). IRA balances includes the total balance of all of your Traditional IRAs as of the end of the year the withdrawal is being made.

FEDERAL TAX PENALTIES

1. Early Withdrawal Penalty

     If you make a withdrawal from your Traditional IRA prior to attaining age 59-1/2, an additional tax of 10% will be imposed on the taxable amount withdrawn, unless the withdrawal was made on account of your death, disability, a qualifying rollover, or a direct transfer to another Traditional IRA, the timely withdrawal of an excess contribution, certain withdrawals to the extent of deductible medical expenses, to pay for medical insurance premiums while you are receiving unemployment compensation, to pay for certain higher education expenses for you, your child or grandchild, or to pay for eligible first-time homebuyer expenses (limited to a $10,000 lifetime maximum per individual). The additional 10% tax may also not apply if the withdrawal is one of a series of substantially equal periodic payments, at least annually, based on your life expectancy or the joint life expectancy of you and your beneficiary. This additional tax will only apply to the portion of the withdrawal included in your income. The exceptions to the 10% premature withdrawal penalty tax have a number of special rules and definitions; consult your tax advisor or the IRS for further details.

     In the case of a SIMPLE IRA, the additional tax on certain distributions made prior to age 59-1/2 will be 25% of a withdrawal made during the first two years of your participation.

2. Excess Contribution Penalty

     A 6% excise tax will be imposed on any excess contributions made to your Traditional IRA. This tax will apply each year in which the contribution remains in your IRA. An excess contribution is any amount which exceeds your individual contribution limit, excluding rollover and direct transfer amounts.

3. Penalty for Not Making Minimum Withdrawals

     If you do not receive your required minimum withdrawal for the year you attain age 70-1/2 and by the end of each subsequent year, you will be subject to a 50% excise tax on the amount of the required minimum withdrawal which should have been taken but was not. If the withdrawal you actually receive falls short of the required minimum withdrawal, the 50% excise tax will be imposed on the amount by which the withdrawal falls short.

--------------------------------------------------------------------------------
     Note: Please see the Disclosure Statement for All IRAs below for additional information applicable to your State Street Research Traditional IRA.
--------------------------------------------------------------------------------

GENERAL INFORMATION REGARDING ROTH IRAs

     A Roth IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries in which your earnings accumulate tax free and, if certain conditions are satisfied, from which withdrawals may be made tax free. Unlike a Traditional IRA, however, you are not able to deduct the amount you contribute to your Roth IRA on your federal income tax return. (Note: State tax treatment of your Roth IRA accruals and withdrawals may differ from federal treatment. You should consult your tax advisor for information regarding tax laws applicable in your state.)

     In addition to the requirements found in the Disclosure Statement for All IRAs, current law requires that your Roth IRA agreement be in writing and be designated as a Roth IRA. Under IRS rules, separate Roth IRA accounts must be established for conversions, and only amounts converted in the same tax year will be accepted in any one Roth IRA conversion account. All annual contribution Roth IRA accounts must be maintained separately from any conversion accounts. In addition, your contributions must be in cash, and, for any taxable year, cannot exceed the lesser of 100% of your compensation or $2,000, unless the contribution is a rollover or conversion from a Traditional IRA or another Roth IRA. (See Annual Contributions below for more information about contributions to your Roth IRA.)

     Unlike a Traditional IRA, you are not required to begin to take minimum withdrawals from your Roth IRA when you reach age 70-1/2, nor are you prohibited from making contributions to your Roth IRA when you turn 70-1/2.

     During your lifetime, you may make withdrawals at whatever times and in whatever amounts you want. If you die before your entire account has been withdrawn by you, the entire remaining account must be withdrawn, in accordance with your (or if you have not done so, your beneficiary's) instructions either by the December 31 of the year containing the fifth

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anniversary of your death, or in substantially equal payments over the life or life expectancy of your designated beneficiary, starting no later than the end of the year following the year of your death. If your designated beneficiary is your spouse, distributions need not commence until December 31 of the year you would have attained 70-1/2, if later than the December 31st of the year following the year of your death.

     See Article IV of the Terms and Conditions for Roth IRAs for a more detailed explanation concerning distributions.

ELIGIBILITY

     You are eligible to make annual contributions to a Roth IRA if you receive compensation from employment, earnings from self-employment, or alimony. In addition, if you are married and file a joint tax return, you may make contributions to a Roth IRA for your spouse, whether or not your spouse receives compensation.

     Roth IRAs permit contributions by individuals who are age 70-1/2 or older.

     Distributions from an employer-sponsored plan or any 403(b) arrangement may not be rolled over into a Roth IRA. However, you may convert (or make rollover contribution from) an existing Traditional IRA if you (and your spouse, if any) have an adjusted gross income ("AGI") of $100,000 or less. (The conversion option is open only to single taxpayers or married taxpayers who file a joint tax return; married taxpayers who file separately are not eligible to convert.)

ANNUAL CONTRIBUTION LIMITS

     Subject to the limitations on contributions discussed below, you may contribute each year up to $2,000 or 100% of compensation or earned income, whichever is less, to your Roth IRA. If you also contribute to a spousal Roth IRA established by your spouse, you may contribute up to $4,000 or 100% of joint compensation or earned income, whichever is less, which may be divided between the two Roth IRAs as you choose, as long as no more than $2,000 is contributed to either Roth IRA. If the combined annual compensation for you and your spouse for a year is less than $4,000, the spouse with the greater annual income may contribute up to his/her compensation amount, or $2,000 which ever is less. The other spouse may contribute up to his/her compensation limit, plus the difference between the other spouse's compensation and contribution, if any.

     You may make annual contributions to your Roth IRA (or establish a new Roth
IRA) and/or spousal Roth IRA anytime during a year, up to and including the due date of the filing of your tax return for that year (excluding extensions). However, because Roth IRAs are not available until January 1, 1998, you may not make a contribution to a Roth IRA on or before April 15, 1998 and treat it as a contribution for 1997.

Contribution Limits

     The amount you or your spouse may contribute to a Roth IRA depends on your tax filing status and your (and your spouse's) AGI. AGI is determined on your Form 1040. However, for purposes of determining Roth IRA contribution limits, do not include in your AGI any amount converted or rolled over from a Traditional IRA to a Roth IRA. Contribution limits to Roth IRAs are as follows based on AGI level:

--------------------------------------------------------------------------------
     *Note: Figures are for Married filing jointly only. If you are married filing separately, your ability to contribute to a Roth IRA phases out for AGI between $0 and $15,000, and is lost entirely with AGI above $15,000.
--------------------------------------------------------------------------------

     If your AGI falls in the Partial Contribution range, you will have to calculate the amount you may contribute to a Roth IRA. To do so, multiply the annual contribution limit ($2,000 or your compensation if less) by a fraction. The numerator is the amount by which your AGI exceeds the lower limit of the Partial Contribution range ($95,000 if single, or $150,000 if married filing jointly) and the denominator is $15,000 (single taxpayers) or $10,000 (married filing jointly). Subtract this from your normal limit and then round up to the nearest $10. The contribution limit is the greater of the amount calculated or $200.

-------------------------------------------------------------------------------------
                          ROTH IRA CONTRIBUTION LIMITS
-------------------------------------------------------------------------------------
                      Full Contribution      Partial Contribution     No Contribution
-------------------------------------------------------------------------------------

  Single              Up to $95,000          $95,000 - $110,000       Over $110,000
-------------------------------------------------------------------------------------

  Married filing      Up to $150,000         $150,000 - $160,000      Over $160,000
  jointly*

-------------------------------------------------------------------------------------

                      Traditional IRA or Roth IRA Disclosure Statement continued
--------------------------------------------------------------------------------


CONVERSIONS OR ROLLOVER CONTRIBUTIONS

     Starting in 1998, you may convert or rollover an existing Traditional IRA into a Roth IRA if your AGI is $100,000 or less. This upper limit on AGI applies to both single taxpayers and married taxpayers filing jointly. Married filing separately may not convert or rollover a Traditional IRA to a Roth IRA. The taxable amount of money you convert or rollover from a Traditional IRA to a Roth IRA will be considered as taxable income in the year in which the rollover or conversion occurs. If you convert or rollover during 1998, the taxable income is spread out over the four year period beginning in 1998 and ending in 2001.

     You may make a rollover contribution of amounts held in another Roth IRA. There are no limits on the amount of the rollover contribution made from Roth IRA to another Roth IRA. A rollover from one Roth IRA to another is properly completed if all or part of the distribution is rolled over within 60 days after the withdrawal from the first Roth IRA is received. No more than one withdrawal from a Roth IRA may be rolled over into another Roth IRA in any 12-month period.

--------------------------------------------------------------------------------
     *Note: Caution should be exercised when considering whether to convert an existing Regular IRA into a Roth IRA early in the year if it appears that AGI may exceed $100,000. Although a bill pending in congress would permit transfers back to a Regular IRA if a taxpayer's AGI exceeds $100,000, under the current law, if a conversion has already occurred during the year and the taxpayer ends up with AGI in excess of $100,000, there may be adverse tax results. Consult your tax advisor or the IRS for the latest developments.
--------------------------------------------------------------------------------

WITHDRAWALS FROM YOUR ROTH IRA

     You may withdraw from your Roth IRA accounts at any time you wish. The principal amount you contributed may be withdrawn tax-free. All withdrawals are treated as a return of your own contributions until the amount withdrawn equals the amount you previously contributed. After that, withdrawals are treated as earnings or growth. Amounts representing earnings and growth will not be taxable if they meet both of the following requirements: First, the withdrawal must be made from a Roth IRA account that has been in existence for five or more years. Second, you must either be 59-1/2, or the withdrawal must be made by your beneficiary if you die, or by you if you are disabled (within the meaning of section 72(m)(7) of the Code), or by you if you are using the funds for qualified first-time homebuyer expenses (within the meaning of section 72(t)(2)(F) of the Code)(there is a $10,000 lifetime maximum on amounts considered first-time homebuyer expenses for any individual).

     For annual contributions, the five year period begins with the year when you first establish your Roth IRA. For conversions or rollovers, the five year period begins with the year in which the conversion or rollover was made from the Traditional IRA to the Roth IRA. (Note: a bill pending in Congress might effect this rule--consult your tax advisor or the IRS for the latest developments.)

FEDERAL TAX PENALTIES

A. Early Withdrawal Penalty

     Of course, you may withdraw the principal (non-deductible) amount you previously contributed to your Roth IRA tax and penalty free at any time. However, a withdrawal of amounts representing earnings or growth may not only be taxable as income (if the requirements for a tax-free withdrawal are not met), but also be subject to a 10% withdrawal penalty if you withdraw before attaining age 59-1/2, unless an exception applies. There are exceptions for withdrawals on account of your death or disability, to the extent of deductible medical expenses for the year, to pay for medical insurance premiums while you are receiving unemployment compensation, to pay for certain higher education expenses for you, your child or grandchild, or to pay for eligible first-time homebuyer expenses (limited to a $10,000 lifetime maximum). The additional 10% tax may also not apply if the distribution is made in a series of substantially equal periodic payments, at least annually, based on your life expectancy or the joint life expectancy of you and your designated beneficiary. Again, this penalty tax will only apply to the portion of the distribution included in your income.

     For purposes of determining the your taxable income or 10% penalty, all of your Roth IRA accounts are considered to be one single account, and any distribution is considered to come first from principal--to which no tax or penalty applies--and then from the taxable amounts. For example, if you have three different Roth IRA's, each of which has account balances equal to $10,000, your total account balance for all Roth IRAs is $30,000. In the first Roth IRA, $7,000 is attributable to principal and $3,000 to earnings. In the second, $6,000 is principal and $4,000 is earnings. In the last, $7,500 is attributable to principal and $2,500 to earnings. If $8,000 is withdrawn from the first IRA and the withdrawal is not generally excepted from tax and penalty, as discussed above, there would be no tax or penalty imposed because the amount withdrawn ($8,000) is less than the total amount of principal ($20,500) contributed to all three Roth IRAs.]

For purposes of determining your taxable income or 10% penalty, each of your Roth IRA conversions must be made to a separate Roth IRA account. No converted amounts may be deposited in a Roth IRA annual contributions account.

B. Excess Contribution Penalty

     Excess contributions can be corrected without paying a 6% penalty by withdrawing the excess on any earnings before the due date (including extensions) for filing your federal income tax return for the year for which you made the excess contribution. The earnings must be included in your income for the tax year for which the contribution was made and may be subject to a 10% premature withdrawal tax if you have reached age 59-1/2 (unless an exception to the 10% penalty tax applies).

     Excess contributions that are not withdrawn by the tax return due date (including any extensions) for the year for which the contribution was made will be subject to 6% excise tax. An additional 6% excise tax is assessed for each subsequent year in which the excess remains in your account.

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State Street Research
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     In subsequent years, the excess contribution can be reduced by making a withdrawal equal to the excess. Earnings need not be withdrawn. To the extent that no earnings are withdrawn, the withdrawal will not be subject to income tax or penalties. Excess contributions can also be corrected in a subsequent year to the extent that you contribute less than your Roth IRA contribution limit for the subsequent year. As the prior excess contribution is reduced or eliminated, the 6% excise tax will become correspondingly reduced or eliminated for subsequent tax years.

Note: This discussion of the Roth IRA tax rules in this Disclosure Statement is based on the best available information. However, the IRS has not issued regulations or rulings concerning the operation and tax treatment of Roth IRAs. Also, if enacted, a bill pending in congress will change some of the rules outlined above. Consult your tax advisor for the latest developments or for advice about how maintaining a Roth IRA will affect your personal tax or financial situation.

--------------------------------------------------------------------------------
Note: Please see the Disclosure Statement for All IRAs below for additional information applicable to your State Street Research Roth IRA.
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DISCLOSURE STATEMENT FOR ALL IRAs

GENERAL REQUIREMENTS FOR ALL IRAS

     In addition to the information contained in the Disclosure Statement for Traditional IRAs and the Disclosure Statement for Roth IRAs, the following are some of the general requirements applicable to all IRAs:

     1. The custodian or trustee must be a bank, savings and loan association credit union or other institution or person approved by the Internal Revenue Service to administer your Traditional IRA or Roth IRA in accordance with current tax laws.

     2. None of your Traditional IRA or Roth IRA assets may be commingled with the assets of other people except in a common trust fund or common investment fund.

     3. No portion of your Traditional IRA or Roth IRA may be invested in life insurance contracts or in collectibles (within the meaning of Internal Revenue Code Section 408(m)). A collectible is defined as a work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the Internal Revenue Service. Specially minted U.S. gold and silver bullion and certain state-issued coins are permissible IRA investments.

RIGHT TO REVOKE

     You have the right to revoke your Traditional IRA or Roth IRA within seven
(7) days of your signing the Application. You may revoke your Traditional IRA or Roth IRA by mail or by delivery of written notice to:

     State Street Research
     P.O. Box 8408
     Boston, MA 02266

     Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.

     If you revoke your Traditional IRA or Roth IRA, you are entitled to a full return of the contribution without any adjustment for sales charges, administrative expenses or market fluctuations. If you have any questions concerning your right of revocation, please call 800-562-0032 (or 800-638-8378) during regular business hours.

FEDERAL TAX WITHHOLDING

Traditional IRA

     Federal income tax will be withheld on amounts withdrawn by you from your Traditional IRA unless you elect not to have withholding. Generally, tax will be withheld at a 10% rate.

Roth IRA

     Federal income tax will be withheld on the amount of any taxable withdrawal from a Roth IRA unless you elect not to have withholding. Generally, the tax will be withheld at a 10% rate.

SPECIAL TAX TREATMENT

     Capital gains treatment and the favorable five- or ten-year forward averaging tax authorized by IRC Section 402 do not apply to Traditional IRA or Roth IRA distributions.

Excess Distribution Penalty

     Prior to 1997, a 15% excise tax was assessed against annual distributions from tax-favored retirement plans, including IRAs, which exceeded specific amounts (initially $150,000 per year). There was also a 15% estate tax penalty for excess amounts in IRAs and other tax-favored arrangements after your death. These 15% penalty taxes have now been repealed.

Prohibited Transactions

     If you or your beneficiary engage in a prohibited transaction, as described in IRC Section 4975, your Traditional IRA or Roth IRA will lose its tax-exempt status and the taxable portion of your account must be included in your gross income for that taxable year (unless the requirements for a tax-free withdrawal from your Roth IRA are met). If you pledge any portion of either your Traditional IRA or Roth IRA as collateral for a loan, the amount so pledged will be treated as a distribution to you and the taxable portion will be included in your gross income for that year. If you are under age 59-1/2 at the time these transactions occur, you may be subject to the 10% penalty tax on premature distributions.

Reporting for Tax Purposes

     You must report deductible contributions to your Traditional IRA and withdrawals on tax Form 1040 or 1040A for the taxable year in which the contributions or distributions were made. Nondeductible contributions to Traditional IRAs must be reported with your tax returns using Form 8606. Additional reporting is required in the event that special taxes or penalties described herein are due. You must file Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, or less than the required minimum distribution amount is distributed from your Traditional IRA. It is possible that the IRS will issue new tax reporting requirements for Roth IRAs.

                      Traditional IRA or Roth IRA Disclosure Statement continued
--------------------------------------------------------------------------------


IRS APPROVAL AND INFORMATION

     The Terms and Conditions for Traditional IRAs and the Terms and Condition for Roth IRAs used to establish your Traditional IRA or Roth IRA, as the case may be, have been approved by the Internal Revenue Service. The Internal Revenue Service approval is a determination only to their form. It is not an endorsement of the plan in operation or of the investments offered. Based on current tax laws and IRS rulings, we believe that the use of a the materials in this kit (particularly the Terms and Conditions for Regular IRAs or the Terms and Conditions for Roth IRAs) and the Combined IRA Application, containing information for both Regular and Roth IRAs will be acceptable to the IRS. However, if the IRS makes a ruling, or Congress enacts legislation, requiring the use of different documentation, we will forward to you new documentation for your Regular IRA or a Roth IRA Package to read and, if necessary, to sign. By adopting a State Street Research Regular IRA or a Roth IRA using the materials contained herein, you acknowledge this possibility and agree to this procedure if necessary. In all cases, to the extent permitted, State Street Research will treat your IRA as being opened on the date your account was opened using current documents.

     This Disclosure Statement provides only a summary of the laws governing Traditional IRAs and Roth IRAs. You should consult your personal tax advisor or IRS Publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORMS.

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                     One Financial Center
                     Boston, MA 02111-2690
                     Control Number: 4487-971219(1298)SSR-LD        IR-863E-1297